EXHIBIT 15


       Jay B. Langner                                    Richard D. Segal
c/o Hudson General Corporation                    c/o Hudson General Corporation
     111 Great Neck Road                               111 Great Neck Road
     Great Neck, NY 11021                              Great Neck, NY 11021



                                February 9, 1999

Hudson General Corporation
111 Great Neck Road
Great Neck, New York 11021

Gentlemen:

Reference is hereby made to Amendment No. 1, dated as of the date hereof, to the Agreement and Plan of Merger, dated as of November 22, 1998 (as amended by Amendment No. 1, being hereinafter referred to as the "Amended Merger Agreement") between Hudson General Corporation (the "Company") and River Acquisition Corp. (the "Merger Sub"). As of the Effective Time, subject to the satisfaction or waiver of all of the closing conditions contained in Article VII of the Amended Merger Agreement, we hereby agree, jointly and severally, to contribute 358,208 shares of Common Stock, par value $1.00 per share ("Common Stock"), of the Company to the Merger Sub; provided, however, that the number of shares contributed to Merger Sub shall be reduced on a share-for-share basis for
(i) any shares of Common Stock that are contributed by other investors to Merger Sub and (ii) up to 35,000 options to purchase shares of Common Stock retained by other members of the Management Group in lieu of cancellation pursuant to the Merger. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Amended Merger Agreement.

If the foregoing is acceptable to you, kindly acknowledge your agreement by countersigning this letter agreement below.


                                                  Very truly yours,

                                                  /s/ Jay B. Langner
                                                  -----------------------------
                                                  Jay B. Langner


                                                  /s/ Richard D. Segal
                                                  -----------------------------
                                                  Richard D. Segal
ACKNOWLEDGED AND AGREED:

HUDSON GENERAL CORPORATION

By: /s/ Michael Rubin
    ---------------------------------
    Name: Michael Rubin
    Title: President